Exhibit 99.1
News Release
Pentair Reports Fourth Quarter and Full Year 2016 Results

•	Fourth quarter sales of $1.2 billion; full year 2016 sales of $4.9 billion.

•	Fourth quarter GAAP EPS of $0.60 and adjusted EPS of $0.78; full year 2016 GAAP EPS of $2.47 and adjusted EPS of $3.05.

•
Full year net cash provided by operating activities of $861 million and total free cash flow of $770 million. Full year net cash provided by operating activities of continuing operations of $702 million and free cash flow from continuing operations of $609 million. The company delivered full year free cash flow of 109 percent of adjusted net income.

•	The company introduces its 2017 GAAP EPS guidance to a range of $3.03 to $3.13 and on an adjusted basis to a range of $3.45 to $3.55.

•
Pentair previously announced that it entered into a Share Purchase Agreement to sell its Valves & Controls business to Emerson Electric Co. for a purchase price of $3.15 billion in cash, subject to certain customary adjustments. The results of the Valves & Controls business, which was previously disclosed as a stand-alone reporting segment, have been presented as discontinued operations for all periods presented.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — January 31, 2017— Pentair plc (NYSE: PNR) today announced fourth quarter 2016 sales of $1.2 billion. Sales were down 8 percent compared to sales for the same period last year. Excluding currency translation ("FX"), core sales declined 7 percent in the fourth quarter. Fourth quarter 2016 earnings per diluted share from continuing operations ("EPS") were $0.60 compared to $0.58 in the fourth quarter of 2015. On an adjusted basis, the company reported EPS of $0.78 compared to $0.88 in the fourth quarter of 2015. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Fourth quarter 2016 operating income was $162 million, down 6 percent compared to operating income for fourth quarter of 2015, and return on sales ("ROS") was 13.6 percent, an increase of 30 basis points when compared to the fourth quarter of 2015. On an adjusted basis, the company reported segment income of $204 million for the fourth quarter, down 11 percent compared to segment income for the fourth quarter of 2015, and ROS was 17.2 percent, a decrease of 50 basis points when compared to the fourth quarter of 2015.
Full year net cash provided by operating activities was $861 million and total free cash flow was $770 million. Full year net cash provided by operating activities of continuing operations was $702 million and free cash flow from continuing operations was $609 million. The company delivered full year free cash flow of 109 percent of adjusted net income.
Pentair paid dividends of $0.34 per share in the fourth quarter of 2016. Pentair previously announced on December 8, 2016 that its Board of Directors approved a 3 percent increase in the company's regular annual cash dividend rate for 2017 to $1.38 from $1.34. 2017 marks the 41st consecutive year that Pentair has increased its dividend.
"Including the ERICO acquisition we were able to deliver 6 percent sales growth, 11 percent segment income growth, and free cash flow from continuing operations of $609 million, or 109 percent conversion of adjusted net income despite the challenges that we faced from an uncertain global economic environment in 2016," said Randall J. Hogan, Pentair Chairman and CEO.  “We still believe the sale of our Valves & Controls business will be completed by the end of the first quarter of 2017, at which point we will have a dramatically improved balance sheet and be positioned to allocate resources in a disciplined manner.  We have also issued 2017 guidance that calls for adjusted EPS growth of 15 percent as we continue to position Pentair to deliver more consistent, predictable results.”

OUTLOOK
The company introduces its 2017 GAAP EPS to a range of $3.03 to $3.13 and on an adjusted basis to a range of $3.45 to $3.55. The company anticipates full year 2017 sales of $4.7 billion, or down approximately 3 percent on a reported basis and down

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approximately 3 percent on a core basis. The company expects to deliver full year free cash flow of approximately 100 percent of adjusted net income.
In addition, the company introduced first quarter 2017 GAAP EPS guidance of approximately $0.50 and on an adjusted basis approximately $0.61, approximately flat on an adjusted basis versus the same quarter last year. The company expects first quarter revenue to be approximately $1.14 billion, which would be down approximately 4 percent on a reported and core basis compared to first quarter 2016 revenue.

EARNINGS CONFERENCE CALL
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the company's performance, fourth quarter and full year 2016 results on a two-way conference call with investors at 9:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investors section of the company's website, www.pentair.com, shortly before the call begins. Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentation, both of which can be found on Pentair's website. The webcast and presentation will be archived at the company's website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains statements that we believe to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words "targets," "plans," "believes," "expects," "intends," "will," "likely," "may," "anticipates," "estimates," "projects," "should," "would," "positioned," "strategy," "future" or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the company’s ability to complete the sale of the Valves & Controls business on anticipated terms and timetable; overall global economic and business conditions, including worldwide demand for oil and gas; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; the ability to deliver backlog and win future project work; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission ("SEC"), including in our 2015 Annual Report on Form 10-K. All forward-looking statements speak only as of the date of this report. We assume no obligation, and disclaim any obligation, to update the information contained in this report.

ABOUT PENTAIR PLC
Pentair plc (www.pentair.com) delivers industry-leading products, services and solutions for its customers' diverse needs in water and other fluids, thermal management and equipment protection. With 2016 revenues of $4.9 billion, Pentair employs approximately 26,000 people worldwide.

PENTAIR CONTACTS:
Jim Lucas
Vice President, Investor Relations & Strategic Planning
Direct: 763-656-5575
Email: jim.lucas@pentair.com

Rebecca Osborn
Senior Manager, External Communications
Direct: 763-656-5589
Email: rebecca.osborn@pentair.com

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Twelve months ended
In millions, except per-share data	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Net sales	$1,188.1	$1,289.0	$4,890.0	$4,616.4
Cost of goods sold	748.0	856.5	3,095.9	3,017.6
Gross profit	440.1	432.5	1,794.1	1,598.8
% of net sales	37.0%	33.6%	36.7%	34.6%
Selling, general and administrative	251.1	234.4	979.3	884.0
% of net sales	21.0%	18.3%	20.0%	19.1%
Research and development	27.2	26.4	114.1	98.7
% of net sales	2.3%	2.0%	2.3%	2.1%
Operating income	161.8	171.7	700.7	616.1
% of net sales	13.6%	13.3%	14.3%	13.3%
Other (income) expense:
Equity income of unconsolidated subsidiaries	(1.6)	(0.2)	(4.3)	(1.5)
Loss on sale of businesses, net	3.9	3.2	3.9	3.2
Net interest expense	34.2	34.4	140.1	101.9
% of net sales	2.9%	2.7%	2.9%	2.2%
Income from continuing operations before income taxes	125.3	134.3	561.0	512.5
Provision for income taxes	15.7	30.3	109.4	115.4
Effective tax rate	12.5%	22.6%	19.5%	22.5%
Net income from continuing operations	109.6	104.0	451.6	397.1
Income (loss) from discontinued operations, net of tax	21.4	(555.4)	70.0	(466.8)
Gain (loss) from sale of discontinued operations, net of tax	—	(1.9)	0.6	(6.7)
Net income (loss)	$131.0	$(453.3)	$522.2	$(76.4)
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.60	$0.58	$2.49	$2.20
Discontinued operations	0.12	(3.10)	0.39	(2.62)
Basic earnings (loss) per ordinary share	$0.72	$(2.52)	$2.88	$(0.42)
Diluted
Continuing operations	$0.60	$0.58	$2.47	$2.17
Discontinued operations	0.11	(3.10)	0.38	(2.59)
Diluted earnings (loss) per ordinary share	$0.71	$(2.52)	$2.85	$(0.42)
Weighted average ordinary shares outstanding
Basic	181.8	180.5	181.3	180.3
Diluted	183.6	182.5	183.1	182.6
Cash dividends paid per ordinary share	$0.34	$0.32	$1.34	$1.28

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Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2016	December 31, 2015
In millions
Assets
Current assets
Cash and cash equivalents	$238.5	$126.3
Accounts and notes receivable, net	764.0	773.2
Inventories	524.2	564.7
Other current assets	253.4	220.0
Current assets held for sale	891.9	1,093.4
Total current assets	2,672.0	2,777.6
Property, plant and equipment, net	538.6	539.8
Other assets
Goodwill	4,217.4	4,259.0
Intangibles, net	1,631.8	1,747.4
Other non-current assets	182.1	161.1
Non-current assets held for sale	2,292.9	2,348.6
Total other assets	8,324.2	8,516.1
Total assets	$11,534.8	$11,833.5
Liabilities and Equity
Current liabilities
Current maturities of long-term debt and short-term borrowings	$0.8	$—
Accounts payable	436.6	403.8
Employee compensation and benefits	166.1	162.6
Other current liabilities	511.5	487.1
Current liabilities held for sale	356.2	433.0
Total current liabilities	1,471.2	1,486.5
Other liabilities
Long-term debt	4,278.4	4,685.8
Pension and other post-retirement compensation and benefits	253.4	244.6
Deferred tax liabilities	609.5	670.2
Other non-current liabilities	162.0	192.4
Non-current liabilities held for sale	505.9	545.2
Total liabilities	7,280.4	7,824.7
Equity	4,254.4	4,008.8
Total liabilities and equity	$11,534.8	$11,833.5

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Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Twelve months ended
In millions	December 31, 2016	December 31, 2015
Operating activities
Net income (loss)	$522.2	$(76.4)
(Income) loss from discontinued operations, net of tax	(70.0)	466.8
(Gain) loss from sale of discontinued operations, net of tax	(0.6)	6.7
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(4.3)	(1.5)
Depreciation	84.6	81.2
Amortization	96.4	68.1
Loss on sale of businesses, net	3.9	3.2
Deferred income taxes	(62.5)	22.8
Share-based compensation	34.2	33.0
Impairment of trade names	13.3	—
Excess tax benefits from share-based compensation	(8.0)	(6.0)
Amortization of bridge financing debt issuance costs	—	10.8
Pension and other post-retirement expense	31.8	9.4
Pension and other post-retirement contributions	(13.5)	(12.7)
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	21.3	(6.2)
Inventories	34.3	54.7
Other current assets	(15.8)	(27.3)
Accounts payable	38.0	10.6
Employee compensation and benefits	7.0	(15.6)
Other current liabilities	51.6	(16.6)
Other non-current assets and liabilities	(61.5)	(7.3)
Net cash provided by (used for) operating activities of continuing operations	702.4	597.7
Net cash provided by (used for) operating activities of discontinued operations	159.0	141.6
Net cash provided by (used for) operating activities	861.4	739.3
Investing activities
Capital expenditures	(117.8)	(91.3)
Proceeds from sale of property and equipment	24.7	4.6
Acquisitions, net of cash acquired	(25.0)	(1,913.9)
Other	(5.2)	(3.0)
Net cash provided by (used for) investing activities of continuing operations	(123.3)	(2,003.6)
Net cash provided by (used for) investing activities of discontinued operations	1.5	38.1
Net cash provided by (used for) investing activities	(121.8)	(1,965.5)
Financing activities
Net receipts (repayments) of short-term borrowings	0.8	(2.3)
Net receipts (repayments) of commercial paper and revolving long-term debt	(385.3)	363.5
Proceeds from long-term debt	—	1,714.8
Repayment of long-term debt	(0.7)	(356.6)
Debt issuance costs	—	(26.8)
Excess tax benefits from share-based compensation	8.0	6.0
Shares issued to employees, net of shares withheld	20.7	19.4
Repurchases of ordinary shares	—	(200.0)
Dividends paid	(243.6)	(231.7)
Net cash provided by (used for) financing activities	(600.1)	1,286.3
Effect of exchange rate changes on cash and cash equivalents	(27.3)	(44.2)
Change in cash and cash equivalents	112.2	15.9
Cash and cash equivalents, beginning of year	126.3	110.4
Cash and cash equivalents, end of year	$238.5	$126.3

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Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Twelve months ended
In millions	December 31, 2016	December 31, 2015
Net cash provided by (used for) operating activities of continuing operations	$702.4	$597.7
Capital expenditures	(117.8)	(91.3)
Proceeds from sale of property and equipment	24.7	4.6
Free cash flow from continuing operations	$609.3	$511.0
Net cash provided by (used for) operating activities of discontinued operations	159.0	141.6
Capital expenditures of discontinued operations	(20.4)	(43.0)
Proceeds from sale of property and equipment of discontinued operations	21.9	22.7
Free cash flow	$769.8	$632.3

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Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

	2016
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Water Quality Systems	$331.5	$397.1	$328.6	$371.0	$1,428.2
Flow & Filtration Solutions	337.7	368.7	342.7	314.0	1,363.1
Technical Solutions	524.6	540.6	543.1	507.7	2,116.0
Other	(3.8)	(5.2)	(3.7)	(4.6)	(17.3)
Consolidated	$1,190.0	$1,301.2	$1,210.7	$1,188.1	$4,890.0
Segment income (loss)
Water Quality Systems	$61.7	$98.2	$69.6	$83.8	$313.3
Flow & Filtration Solutions	39.5	55.5	49.5	36.2	180.7
Technical Solutions	112.8	111.6	119.6	103.2	447.2
Other	(36.1)	(24.3)	(22.5)	(18.8)	(101.7)
Consolidated	$177.9	$241.0	$216.2	$204.4	$839.5
Return on sales
Water Quality Systems	18.6%	24.7%	21.2%	22.6%	21.9%
Flow & Filtration Solutions	11.7%	15.0%	14.4%	11.5%	13.3%
Technical Solutions	21.5%	20.6%	22.0%	20.3%	21.1%
Consolidated	14.9%	18.5%	17.9%	17.2%	17.2%

	2015
In millions	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales
Water Quality Systems	$306.9	$387.7	$322.0	$364.9	$1,381.5
Flow & Filtration Solutions	350.1	374.6	362.7	354.2	1,441.6
Technical Solutions	395.8	407.1	432.3	574.1	1,809.3
Other	(5.3)	(2.3)	(4.2)	(4.2)	(16.0)
Consolidated	$1,047.5	$1,167.1	$1,112.8	$1,289.0	$4,616.4
Segment income (loss)
Water Quality Systems	$51.8	$88.2	$60.5	$81.3	$281.8
Flow & Filtration Solutions	36.4	57.1	53.2	40.5	187.2
Technical Solutions	77.6	86.4	101.0	130.0	395.0
Other	(30.3)	(27.9)	(27.2)	(23.4)	(108.8)
Consolidated	$135.5	$203.8	$187.5	$228.4	$755.2
Return on sales
Water Quality Systems	16.9%	22.8%	18.8%	22.3%	20.4%
Flow & Filtration Solutions	10.4%	15.2%	14.7%	11.4%	13.0%
Technical Solutions	19.6%	21.2%	23.4%	22.6%	21.8%
Consolidated	12.9%	17.5%	16.8%	17.7%	16.4%

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2016 to the non-GAAP excluding the effect of 2016 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,190.0	$1,301.2	$1,210.7	$1,188.1	$4,890.0
Operating income	152.7	203.4	182.8	161.8	700.7
% of net sales	12.8%	15.6%	15.1%	13.6%	14.3%
Adjustments:
Restructuring and other	0.6	12.2	8.1	(0.3)	20.6
Pension and other post-retirement mark-to-market loss	—	—	—	4.2	4.2
Intangible amortization	24.2	24.3	24.1	23.8	96.4
Trade name impairment	—	—	—	13.3	13.3
Equity income of unconsolidated subsidiaries	0.4	1.1	1.2	1.6	4.3
Segment income	177.9	241.0	216.2	204.4	839.5
% of net sales	15.0%	18.5%	17.9%	17.2%	17.2%
Net income from continuing operations—as reported	91.8	132.7	117.5	109.6	451.6
Loss on sale of businesses	—	—	—	3.9	3.9
Adjustments to operating income	24.8	36.5	32.2	41.0	134.5
Income tax adjustments	(5.4)	(7.9)	(7.0)	(10.7)	(31.0)
Net income from continuing operations—as adjusted	$111.2	$161.3	$142.7	$143.8	$559.0
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.50	$0.73	$0.64	$0.60	$2.47
Adjustments	0.11	0.15	0.14	0.18	0.58
Diluted earnings per ordinary share—as adjusted	$0.61	$0.88	$0.78	$0.78	$3.05

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Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Strategic Business Group
For the Quarter and Year Ending December 31, 2016

	Q4 Net Sales Growth				Full Year Net Sales Growth
	Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Water Quality Systems	1.6%	—%	—%	1.6%	3.7%	(0.3)%	—%	3.4%
Aquatic & Environmental Systems	7.6%	0.3%	—%	7.9%	7.2%	(0.2)%	—%	7.0%
Water Filtration	(7.6)%	(0.4)%	—%	(8.0)%	(1.1)%	(0.6)%	—%	(1.7)%
Flow & Filtration Solutions	(11.1)%	(0.2)%	—%	(11.3)%	(4.8)%	(0.6)%	—%	(5.4)%
Water Technologies	(14.4)%	(0.2)%	—%	(14.6)%	(5.1)%	(0.5)%	—%	(5.6)%
Fluid Solutions	(3.8)%	—%	—%	(3.8)%	(3.1)%	(0.8)%	—%	(3.9)%
Process Filtration	(6.4)%	(0.8)%	—%	(7.2)%	(4.1)%	(0.9)%	—%	(5.0)%
Technical Solutions	(10.8)%	(0.7)%	—%	(11.5)%	(2.5)%	(1.1)%	20.6%	17.0%
Enclosures	(6.8)%	(0.6)%	—%	(7.4)%	(4.4)%	(0.6)%	—%	(5.0)%
Thermal Management	(15.0)%	(1.0)%	—%	(16.0)%	0.6%	(2.0)%	—%	(1.4)%
Engineered Fastening Solutions	(9.9)%	(0.6)%	—%	(10.5)%	N.M.	N.M.	N.M.	N.M.
Total Pentair	(7.3)%	(0.5)%	—%	(7.8)%	(1.4)%	(0.8)%	8.1%	5.9%

N.M. Not Meaningful

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Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2015 to the non-GAAP excluding the effect of 2015 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Total Pentair
Net sales	$1,047.5	$1,167.1	$1,112.8	$1,289.0	$4,616.4
Operating income	120.7	170.8	152.9	171.7	616.1
% of net sales	11.5%	14.6%	13.7%	13.3%	13.3%
Adjustments:
Restructuring and other	0.1	16.1	3.9	22.3	42.4
Pension and other post-retirement mark-to-market gain	—	—	—	(23.0)	(23.0)
Intangible amortization	14.2	14.8	14.8	24.3	68.1
Inventory step-up	—	1.5	1.4	32.8	35.7
Deal related costs and expenses	—	—	14.3	—	14.3
Equity income of unconsolidated subsidiaries	0.5	0.6	0.2	0.3	1.6
Segment income	135.5	203.8	187.5	228.4	755.2
% of net sales	12.9%	17.5%	16.8%	17.7%	16.4%
Net income from continuing operations—as reported	80.0	118.4	94.7	104.0	397.1
Loss on sale of businesses	—	—	—	3.2	3.2
Amortization of bridge financing fees	—	—	10.7	—	10.7
Adjustments to operating income	14.3	32.4	34.4	56.4	137.5
Income tax adjustments	(5.0)	(10.0)	(12.7)	(3.2)	(30.9)
Net income from continuing operations—as adjusted	$89.3	$140.8	$127.1	$160.4	$517.6
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.44	$0.65	$0.52	$0.58	$2.17
Adjustments	0.05	0.12	0.18	0.30	0.66
Diluted earnings per ordinary share—as adjusted	$0.49	$0.77	$0.70	$0.88	$2.83